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                               FIRST AMENDMENT TO
                 AMENDED AND RESTATED CLINIC SERVICES AGREEMENT


         THIS FIRST AMENDMENT TO AMENDED AND RESTATED CLINIC SERVICES AGREEMENT (the "Amendment"), made as of the 1st day of January, 1999 (the "Effective Date"), by and among CLEVELAND EAR, NOSE, AND THROAT CENTER, INC., an Ohio corporation ("Practice"); PSC MANAGEMENT CORP., a Delaware corporation ("Manager"); and PHYSICIANS' SPECIALTY CORP., a Delaware corporation ("Parent").

                                   WITNESSETH:

         WHEREAS, Practice, Manager and Parent entered into that certain Amended and Restated Clinic Services Agreement dated as of October 1, 1998 (the "Agreement");

         WHEREAS, Practice, Manager and Parent desire to amend the Agreement in accordance with the terms and conditions contained herein.

         NOW THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties to this Agreement, Practice, Manager and Parent hereby agree as follows:


         1. DEFINITIONS.

         Capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

         2. CLINIC EXPENSES.

         Section 1.2 of the Agreement is hereby amended by amending the definition of "Clinic Expenses" therein by adding new subsection (i) as follows:
"(i) Manager Compensation to Manager under Section 5.1 and Appendix A of this Agreement" after the words "Advisory Board" in subsection (h) thereof, and by re-lettering current subsection "(i)" to subsection "(j)".

         3. CAPITAL IMPROVEMENTS AND EXPANSION.

         Section 2.2(e) of the Agreement is hereby amended to add after the word "conditions" in the last line the following: "; provided, however, that should the Advisory Board fail to approve an expansion plan or capital expenditure involving an expenditure or investment of $10,000 or more ("Capital Project"), Manager agrees that Practice will be permitted to fund the proposed Capital Project (without Manager approval or funding) and the technical component or non-professional services revenues derived from such Practice funded Capital Project will be excluded from Net Clinic Revenues for purposes of calculating "Manager Compensation" under Section 5.1 and Appendix A."


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         4. LIQUIDATED DAMAGES. Section 4.8 of the Agreement is amended by adding the following sentence to the end thereof: "Liquidated damages payable by a Physician under his Employment Agreement shall be paid to Manager unless waiver of the obligation is granted by the Advisory Board."

         5. COMPENSATION TO MANAGER, DRAWS.

         Section 5.1 of the Agreement is hereby amended to provide that as compensation for services rendered in connection with the Agreement ("Manager Compensation"), Manager shall receive compensation determined as set forth on Appendix A attached hereto and made a part hereof, which amends, restates and replaces in its entirety Appendix A to the Agreement.

                  Section 5.3(a) of the Agreement is hereby amended by deleting the next to last sentence therefrom. Section 5.3(a) shall therefore read as follows:

                  (a) Following the end of each month, Manager shall make an estimate of the collection percentage ("Estimated Collection Percentage") for such month's gross production. The Estimated Collection Percentage may vary depending on historical collection percentages, changes in fee schedules, changes in third party reimbursement, bad debt write-offs and similar adjustments. The Estimated Collection Percentage will then be applied to such month's gross production, resulting in estimated Net Clinic Revenues for such month. Clinic Expenses will then be subtracted from estimated Net Clinic Revenues, resulting in estimated Pre-Distribution Margin for such month. Manager shall pay Practice such amount by the 15th day of the following month.

         6. DETERMINATION AND PAYMENT OF PRACTICE COMPENSATION.

         Section 5.4(a) of the Agreement is hereby amended by deleting same in its entirety and inserting in lieu thereof the following:

                  (a) Within one hundred twenty (120) days after the end of each calendar year, Manager will adjust the Estimated Collection Percentage based on actual net cash collections attributable to the gross production for such year, and shall determine actual Net Clinic Revenues and actual Pre-Distribution Margin. Within thirty (30) days after the end of such one hundred twenty (120) day period, Manager shall cause payment to be made to Practice in the amount of any Pre-Distribution Margin unpaid for such year, as determined from the financial statements prepared by Manager pursuant to Section 3.7.

         7. TERMINATION.

         Section 6.2(b)(iii) of the Agreement is hereby amended by deleting the words "minus Manager Compensation" therefrom. Section 6.2(b)(iii) shall therefore read as follows:

                  (iii) Manager fails to remit to Practice the balance of the Pre-Distribution Margin when due and payable hereunder and such failure continues uncured for a period


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         of ten (10) days after Manager's receipt of written notice from
         Practice specifying such failure.


         8. REPURCHASE OF ASSETS.

         Section 6.4(a)(v) of the Agreement is amended by deleting same in its entirety and inserting in lieu thereof the following:

                  (v) Purchase from Manager the service agreement costs and any other intangible assets of Manager primarily relating to the operation of the Clinic (other than those intangible assets accounted for in Section 6.4(a)(ii)), including goodwill, at book value as if purchase accounting were used to record the transaction, which transaction includes, without limitation this Agreement and the Asset Purchase Agreement, and any shares or intangible assets that may be acquired under that certain Put Agreement between the Physician Shareholders, Parent and Manager dated as of the date of this Amendment, and as adjusted through the last day of the month most recently ended prior to the date of such expiration or earlier termination, in accordance with GAAP to reflect the amortization or depreciation of restrictive covenants and intangibles, including goodwill; and

         9. GOVERNING LAW. This Amendment shall be interpreted, construed and enforced in accordance with the laws of the State of Ohio, applied without giving effect to any conflicts-of-law principles.

         10. CAPTIONS. The captions or headings in this Amendment are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Amendment.

         11. SEVERABILITY.

         Section 14.5 of the Agreement is hereby amended by deleting same in its entirety and inserting in lieu thereof the following:

                  The provisions of the Agreement shall be several, and if any provision of the Agreement (as amended) shall be determined to be invalid, void or unenforceable in whole or in part by a court of competent jurisdiction, the same shall not invalidate the remaining provisions of the Agreement.

         12. COUNTERPARTS. This Amendment may be executed in several counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall, together, constitute and be one and the same instrument.

         13. BINDING EFFECT. This Amendment shall be binding on and shall inure to the

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benefit of the parties hereto, and their successors and permitted assigns.

         14. RATIFICATION. The Agreement, as amended by this Amendment, shall remain in full force and effect and is hereby ratified and confirmed.

         IN WITNESS WHEREOF, Practice, Manager and Parent have duly executed this Amendment on the day and year first above written.

                                                CLEVELAND EAR, NOSE AND THROAT
PHYSICIANS' SPECIALTY CORP.                     CENTER, INC.

BY: /s/ Gerald R. Benjamin                      BY: /s/ Michael Papsidero, M.D.
    --------------------------------                --------------------------

ITS: Vice Chairman                              ITS: President
    --------------------------------                 -------------------------


PSC MANAGEMENT CORP.

BY: /s/ Gerald R. Benjamin
    --------------------------------
ITS: Vice President
    --------------------------------


         By execution below, the undersigned Physician Shareholders agree to continue to be bound by the terms of the Agreement, as amended by this Amendment.


/s/ Michael Papsidero, M.D.                       /s/ John M. Dobrowski, M.D.
------------------------------------              ------------------------------
MICHAEL PAPSIDERO, M.D.                           JOHN M. DOBROWSKI, M.D.


/s/ Bert M. Brown, M.D.                           /s/ Matthew C. McDonnell, M.D.
------------------------------------              ------------------------------
BERT M. BROWN, M.D.                               MATTHEW C. MCDONNELL, M.D.


/s/ Toribio C. Flores, M.D.                       /s/ Howard L. Levine, M.D.
------------------------------------              ------------------------------
TORIBIO C. FLORES, M.D.                           HOWARD L. LEVINE, M.D.


/s/ Sanford M. Timen, M.D.                        /s/ Richard B. Smith, M.D.
------------------------------------              ------------------------------
SANFORD M. TIMEN, M.D.                            RICHARD B. SMITH, M.D.



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                                   APPENDIX A
                                       TO
                            CLINIC SERVICES AGREEMENT


A. Manager Compensation. As compensation for services rendered in connection with the Clinic ("Manager Compensation"), Manager shall receive $300,000 (in addition to amounts payable pursuant to Section
         5.1 of Appendix A as in effect prior to the date of this Amendment) for the period October 1, 1998 through December 31, 1998 (payable $50,000 per month on February 15, 1999, March 15, 1999, April 15, 1999, May 15, 1999, June 15, 1999, and July 15, 1999), and thereafter during the term of the Agreement twelve and one-half percent (12 1/2%) of the Net Clinic Revenues on a monthly basis.